Sequoia Fund, Inc.
                                                            767 Fifth Avenue
                                                            New York, N.Y. 10153

                                                            January 1, 2004

Ruane Cunniff, LLC
767 Fifth Avenue
New York, New York 10153

          Subj: Distribution Agreement

          This is to confirm that, in consideration of the agreements on your part herein contained and on the terms and conditions set forth herein, we have agreed that you shall be, for the period of this agreement, the exclusive distributor, as our agent, for the unsold portion of such number of shares of our Common Stock (par value $.10 per share) as may from time to time be effectively registered under the Securities Act of 1933, as amended (hereinafter referred to as the "Act").

          1. We hereby agree to offer through you as our agent, and to solicit through you as our agent, offers to subscribe to, the unsold balance of shares of our Common Stock as shall then be effectively registered under the Act, and you are appointed our agent for such purpose.

          All subscriptions for our shares obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell our shares directly to investors, whether or not such sales shall have been solicited by us.

          The right given to you under this agreement shall not apply to shares issued in connection with

          (a) the merger or consolidation of any other investment company with us,

          (b) our acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or

          (c) the reinvestment in our shares by our stockholders of dividends or other distributions or any other offering of shares to our stockholders.

          2. You will use your best efforts to obtain subscriptions to our shares upon the terms and conditions contained herein and in the then current Prospectus, including the offering price. You will send to us promptly all subscriptions placed with you.

          We shall advise you of the net asset value per share as of the close of business of the New York Stock Exchange on the last day of each month and at such other times as it shall have been determined by us.

          We shall furnish you from time to time, for use in connection with the offering of our shares, such other information with respect to us and our shares as you may reasonably request.

          We shall supply you with such copies of our current Prospectus in effect from time to time as you may request.

          You are not authorized to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus, as then in effect, filed under the Act covering our shares or which we may authorize in writing.

          You may use employees and agents at your cost and expense to assist you in carrying out your obligations hereunder but no such employee or agent shall be deemed to be our agent or have any rights under this agreement.

          3. We reserve the right to suspend the offering of our shares at any time, in the absolute discretion of our Board of Directors, and upon notice of such suspension you shall cease to offer our shares hereunder.

          4. Both of us will cooperate with each other in taking such action as may be necessary to qualify our shares for sale under the securities laws of such states as we may designate, provided that, unless required by law, regulation or other authority, you shall not be required to register as a broker-dealer or file a consent to service of process in any such state. Pursuant to our Investment Advisory Contract, Ruane, Cunniff & Co., Inc., our investment adviser, shall pay all expenses of the qualification of our shares and our qualification under such laws and all expenses of registration of our shares under the Act. You shall pay all expenses relating to your broker-dealer qualification.

          5. We represent to you that our Registration Statement and Prospectus (as in effect from time to time) under the Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.

          We represent and warrant to you that our Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Act and the rules and regulations of the SEC, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date as the case may be; that neither our Registration Statement nor our Prospectus, when it shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our shares.

          We will from time to time file such amendment or amendments to our Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of our shares, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from you to do so, you may, at your option, terminate this agreement immediately.

          We shall not file any amendment to our Registration Statement or Prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing in this agreement contained shall in any way limit our right to file at any time such amendments to our Registration Statement and/or Prospectus, of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional.

          We represent and warrant to you that any amendment to our Registration Statement or Prospectus hereafter filed by us will, when it becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of the SEC, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our shares.

          6. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration Statement or Prospectus in effect from time to time under the Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement.

          Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, N.Y., and sent to us by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph 6.

          We will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the [reasonable] fees and expenses of any counsel retained by you or them.

          Our indemnification agreement contained in this paragraph numbered 6 and our representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the sale of any of our shares made pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any controlling persons and their successors and assigns.

          We agree promptly to notify you of the commencement of any litigation or proceedings against us in connection with the issue and sale of any of our common stock.

          7. You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers or directors, or any such controlling person may incur under the Act or under common law or otherwise, but only to the extent that such liability or expense incurred by us, our officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement or Prospectus in effect from time to time under the Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

          Your agreement to indemnify us, our officers and directors, and any such controlling person as aforesaid is expressly conditioned upon your being notified of any action brought against us, our officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have be served.

          You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.

          The failure so to notify you of any such action shall not relieve you from any liability which you may have to us, our officers or directors, or to such controlling person by reason of any such untrue statement of omission on your part otherwise than on account of your indemnity agreement contained in this paragraph 7.

          8. We agree to advise you immediately:

               (a) of any request by the SEC for amendments to our Registration Statement or Prospectus or for additional information.

               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of our Registration Statement or Prospectus or the initiation of any proceedings for that purpose,

               (c) of the happening of any material event which makes untrue any statement made in our Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading, and

               (d) of all action of the SEC with respect to any amendments to our Registration Statement or Prospectus which may from time to time be filed with the SEC under the Act.

          9. This agreement shall become effective on January 1, 2004, and shall remain in effect until December 31, 2004, and thereafter automatically for successive twelve-month periods (computed from each January 1), provided that such continuance is specifically approved at least annually by our Board of Directors, including a majority of our directors who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of our outstanding voting securities.

          This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of outstanding voting securities, or by a vote of a majority of our entire Board of Directors, on sixty days' written notice to you, or by you on sixty days' written notice to us.

          10. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer, "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the SEC thereunder.

          11. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Investment Company Act of 1940), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

          If you accept the terms of this Distribution Agreement, please sign and return the enclosed copy.

                                        Very truly yours,

                                        SEQUOIA FUND, INC.


                                        By /s/ William J. Ruane
                                           -----------------------
                                           William J. Ruane
                                           Chairman

                                        ACCEPTED:

                                        January 1, 2004

                                        RUANE CUNNIFF, LLC


                                        By /s/ Robert D. Goldfarb
                                           -----------------------
                                           Robert D. Goldfarb
                                           President

69900.0020 #481692